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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Amendment No. 4 to Registration Statement on Form S-1 (No. 333-89552) of our report dated May 23, 2002 relating to the balance sheet of Enbridge Energy Management, L.L.C. at May 23, 2002, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
September 30, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS